UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2013

Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3625 Cumberland Boulevard, Suite 400, Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

_____________________ (Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On April 4, 2013, Preferred Apartment Communities Operating Partnership, L.P. ("PAC-OP") and Preferred Apartment Communities, Inc. (the "Company") entered into that certain Modification Agreement (the "Modification Agreement") with KeyBank National Association ("Lender") and the other lenders party thereto to amend the terms of the $15,000,000 senior secured revolving credit facility (the "Original Credit Facility") that is governed by the credit agreement (the "Credit Agreement") entered into by PAC-OP, the Company and Lender on August 31, 2012. The Modification Agreement, among other things, increased the amount of the Original Credit Facility to $30,000,000, extended the maturity date of the Original Credit Facility and modified the interest rate (as amended, the "Modified Credit Facility"). As of April 4, 2013, there was no outstanding balance on the Modified Credit Facility and no draws were made in connection with closing the Modified Credit Facility.

PAC-OP and the Company may use the available proceeds under the Modified Credit Facility, on an as needed basis, to fund investments, capital expenditures, dividends (with Lender consent) and working capital and other general corporate purposes. The Company is the general partner of, and owner of an approximately 98.0% interest in, PAC-OP.

At PAC-OP's election, loans made under the Modified Credit Facility bear interest at a rate per annum equal to either: (x) the greater of: (1) to the Lender's "prime rate"; (2) the Federal Funds Effective Rate plus 0.5%; and (3) the Adjusted Eurodollar Rate for a one-month interest period plus 1.00%, (the "Base Rate"), or (y) the one-, two-, three-, or six-month per annum LIBOR for deposits in the applicable currency (the “Eurodollar Rate”), as selected by PAC-OP, plus an applicable margin. The applicable margin for Eurodollar Rate loans is 4.50% and the applicable margin for Base Rate loans is 3.50%. Commitment fees on the average daily unused portion of the Credit Facility continue to be payable at a rate per annum of 0.5%.

The Modified Credit Facility has a maturity date of April 4, 2014. PAC-OP has the right to prepay amounts owing under the Credit Facility, in whole or in part, without premium or penalty, subject to any breakage costs and minimum repayment amounts of $100,000 on Eurodollar Rate loans and $500,000 on Base Rate loans. PAC-OP is required to prepay amounts owing under the Credit Facility with the net proceeds from certain transactions or events including: (x) equity sales of the Company or any of its subsidiaries; (y) repayment of principal under any note receivable of the Company or any of its subsidiaries; and (z) asset sales by the Company or any of its subsidiaries.

Interest on Base Rate loans is payable monthly in arrears on the first business day of each month. Interest on Eurodollar Rate loans is payable at the end of each interest rate period and at the end of each three-month interval within an interest rate period if the interest period is longer than three months. Principal is payable in full at maturity on April 4, 2014.

Borrowings under the Modified Credit Facility continue to be secured by, among other things, a pledge by PAC-OP of 100% of the ownership of each of its current and future mezzanine loan subsidiaries (the "Mezzanine Loan Subsidiaries"), a pledge by PAC-OP of 49%

of the ownership (the "49% Pledged Interests") of each of its current and future real estate subsidiaries (the "Real Estate Subsidiaries"), a joint and several repayment guaranty from the Company and each of the Mezzanine Loan Subsidiaries, and a collateral assignment of loan documents by each of the Mezzanine Loan Subsidiaries and PAC-OP. In addition, contemporaneous with entry into the Modification Agreement, PAC-OP and Lender have entered into buy-sell agreements for Real Estate Subsidiaries acquired subsequent to the date of the Credit Agreement whereby, following a foreclosure by Lender on the 49% Pledged Interests, Lender can trigger a process where PAC-OP can buy the 49% Pledged Interest from Lender or Lender can buy the non-pledged 51% ownership interest of PAC-OP in each of such acquired Real Estate Subsidiaries.

The Modification Agreement modified certain of the financial covenants, ratios or tests contained in the Original Credit Facility to now read as follows:

•	The Company must maintain a consolidated net worth of at least $50 million plus 75% of any equity offering of the Company, PAC-OP or their subsidiaries.

•	The Company's consolidated net worth at December 31, 2013 must be greater than or equal to $125 million.

•	The Company must maintain a ratio of consolidated senior indebtedness to total asset value of not more than 0.60 to 1.00.

•	The Company must maintain a ratio of consolidated total indebtedness to total asset value of not more than 0.65 to 1.00.

The descriptions above of the terms of the Modification Agreement, each buy-sell agreement and any other loan document are qualified in their entirety by the agreements attached as Exhibits 10.1 through 10.4, respectively, to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in this report set forth under Item 1.01 regarding the Credit Facility is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

10.1
Modification Agreement dated as of April 4, 2013 among Preferred Apartment Communities, Inc., Preferred Apartment Communities Operating Partnership, L.P., the lenders party thereto and KeyBank National Association

10.2	Buy-Sell Agreement dated as of April 4, 2013 between Preferred Apartment Communities Operating Partnership, L.P. and KeyBank National Association (Ashford)
10.3	Buy-Sell Agreement dated as of April 4, 2013 between Preferred Apartment Communities Operating Partnership, L.P. and KeyBank National Association (McNeil)
10.4	Buy-Sell Agreement dated as of April 4, 2013 between Preferred Apartment Communities Operating Partnership, L.P. and KeyBank National Association (Lake Cameron)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: April 5, 2013	By:	/s/ John A. Williams
John A. Williams
Chief Executive Officer

EXHIBIT INDEX

10.1
Modification Agreement dated as of April 4, 2013 among Preferred Apartment Communities, Inc., Preferred Apartment Communities Operating Partnership, L.P., the lenders party thereto and KeyBank National Association

10.2	Buy-Sell Agreement dated as of April 4, 2013 between Preferred Apartment Communities Operating Partnership, L.P. and KeyBank National Association (Ashford)
10.3	Buy-Sell Agreement dated as of April 4, 2013 between Preferred Apartment Communities Operating Partnership, L.P. and KeyBank National Association (McNeil)
10.4	Buy-Sell Agreement dated as of April 4, 2013 between Preferred Apartment Communities Operating Partnership, L.P. and KeyBank National Association (Lake Cameron)